EXHIBIT 10.1

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

PRIOR TO ANY REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE, (I) THE LENDER SHALL PRESENT OR SURRENDER TO THE COMPANY THIS NOTE, DULY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUCTION OF TRANSFER IN FORM SATISFACTORY TO THE COMPANY DULY EXECUTED BY SUCH LENDER OR BY HIS ATTORNEY, DULY AUTHORIZED IN WRITING, AND (II) THE LENDER SHALL PRESENT TO THE COMPANY AN OPINION OF COUNSEL THAT THE TRANSFER OR EXCHANGE OF THIS NOTE IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

PROMISSORY NOTE

$100,000	Dated: July 20, 2007

FOR VALUE RECEIVED, uVuMobile, Inc., a Delaware corporation (the “Company”), hereby promises to pay to ___________________, an individual and resident of the State of ______________ with a mailing address of ______________________________________, or his assigns (the “Lender”) the principal amount of One Hundred Thousand Dollars ($100,00000), together with interest accrued thereon calculated from the date hereof in accordance with the provisions of this Note.

Interest from the date hereof on the principal amount outstanding hereunder from time to time until maturity, and after the maturity hereof until paid, shall be payable at a rate of eight and one-quarter percent (8.25%) per annum. Interest shall be calculated on a year of 360 days based upon the actual number of days elapsed.

Except as otherwise described herein, principal together with all accrued and unpaid interest thereon shall be payable in a single installment one hundred and twenty (120) days from the date of this Note (the “Maturity Date”). Principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the address of the Lender as first set forth above or at such other place as the Lender may from time to time designate.

The unpaid principal balance of this Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Each prepayment amount with respect to this Note shall be applied first to the principal balance of this Note and then to the accrued and unpaid interest of this Note.

If any payment on this Note shall be due on a Saturday, a Sunday, or a day which is a legal holiday, the payment shall be made without default on the next succeeding day which is a business day, but any interest-bearing portions of the payment shall continue to accrue interest until payment during the extension.

Failure to pay, when due, the principal, any interest or any other sum payable with respect to the Note, and continuance of the failure for five (5) business days after the date on which the principal, installment of interest or other sum is due (whether upon maturity hereof, upon any prepayment date, upon acceleration, or otherwise) shall constitute an event of default (“Event of Default”) with respect to this Note. Upon an Event of Default, the interest rate payable in respect of this Note shall increase from the date of the Event of Default until the earlier of (1) the date all outstanding amounts of this Note are paid in full and (2) the date on which such Event of Default shall be satisfied or cured, from eight and one-quarter percent (8.25%) to ten percent (10%).

The Company agrees to pay to the Lender and reimburse the Lender for any and all reasonable costs and expenses, including attorney’s fees and court costs, if any, incurred by the Lender in connection with the enforcement or collection hereof, both before and after the commencement of any action to enforce or collect this Note, but whether or not any such action is commenced by the Lender. The Company waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Company hereunder.

The rights and remedies of the Lender hereunder, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

The Company hereby declares, represents, and warrants that the indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business, professional, or commercial activity and constitutes a strategic investment by the Lender in the Company.

The Lender represents that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Exchange Act and is acquiring this Note for his own account as an investment and not with a view to the resale or distribution thereof.

After all principal of, and accrued interest at any time owed on, this Note have been paid in full, or converted pursuant to the terms of this Note, this Note will be surrendered to the Company for cancellation and will not be reissued.

This Note has not been registered under the Securities Act or any other applicable securities laws in reliance upon an exemption from the registration requirements of the Securities Act and such other securities laws. This Note may not be sold, pledged, transferred, encumbered or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in a transaction which is exempt from registration under the provisions of the Securities Act and any other applicable securities laws. Prior to any registration of transfer or exchange of this Note, (i) the Lender shall present or surrender to the Company this Note, duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Lender or by his attorney, duly authorized in writing, and (ii) the Lender shall present to the Company an opinion of counsel that the transfer or exchange of this Note is being made in reliance upon an exemption from the registration requirements of the Securities Act and any other applicable securities laws. Any purported transfer of this Note not in compliance with the provisions of this paragraph shall be null and void.

Subject to the immediately preceding paragraph, this Note may be assigned by Lender or any subsequent lender at anytime or from time to time, provided, however, that without the prior written consent of the Company, this Note may not be assigned by the Lender: (a) during the four (4) month period following the date hereof; or (b) to any competitor of the Company. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns and any other person to whom the Lender or any subsequent lender may grant an interest in the Company’s obligations hereunder, and shall be binding and enforceable against the Company and the Company’s successors and assigns. Prior to any sale, assignment, transfer or negotiation of this Note by the Lender, the Lender shall notify the Company of such proposed sale, assignment, transfer or negotiation at the Company’s address shown above, or at such other address as the Company may designate by written notice to the Lender and shall comply with the requirements set forth in the immediately preceding paragraph. Upon completion of such sale, assignment, transfer or negotiation, the subsequent lender shall become a Lender for all purposes hereunder and shall be entitled to future payments of principal and interest and other distributions under this Note, provided that the right to acquire shares or units of equity securities of the Company pursuant hereto shall terminate.

This Note shall be governed by and construed in accordance with the domestic laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. Notwithstanding any other provisions of this Note or any other instrument or document executed in connection therewith, it is expressly agreed and understood that the Company does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Georgia. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Georgia, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to the Company.

IN WITNESS WHEREOF, the undersigned have duly executed this Note, or have caused this Note to be duly executed on their behalf, as of the day and year first hereinabove set forth.

UVUMOBILE, INC.,
a Delaware corporation

By: /s/ William J. Loughman
Name: William J. Loughman
Title: Chief Financial Officer